Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports First Quarter 2026 Financial Results and Highlights Recent Period Progress

− Achieved First Quarter 2026 Global Net Product Revenues of $1,036 Million (121% Growth Compared with Q1 2025), Driven Primarily by Total TTR Revenues of $910 Million (153% Growth Compared with Q1 2025) –

− Reiterates 2026 Financial Guidance, Including Combined Net Product Revenues of $4,900 Million to $5,300 Million, and Total TTR Net Product Revenues of $4,400 to $4,700 Million –

− New Data Presented at ACC.26 Further Support Use of Vutrisiran as First-Line Treatment for ATTR-CM –

− Established Collaborations with Viz.ai and AHA Focused on Earlier Diagnosis, Coordinated Care and Long-Term Patient Impact in ATTR-CM –

− Deep Pipeline Progressing Toward Multiple Clinical Readouts During the Second Half of 2026 Expected to Support Long-Term Growth –

CAMBRIDGE, Mass., April 30, 2026 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the first quarter ended March 31, 2026, and reviewed recent business highlights.

“2026 is off to a strong start for Alnylam with the end of the first quarter marking one year since the U.S. launch of AMVUTTRA for ATTR-CM, and also representing a significant financial milestone with the achievement of over $1 billion in quarterly product revenues for the first time in our history,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “At the same time, we continued to advance our deep and high-value pipeline of RNAi therapeutics, progressing three ongoing Phase 3 trials, and initiating a Phase 1 study for our first adipose-targeted program for obesity and weight management. In addition, multiple programs across our pipeline are advancing toward key clinical readouts this year. Together, this represents important initial progress toward our Alnylam 2030 goals of achieving global TTR leadership, driving growth through innovation, and scaling with financial discipline as we work to deliver substantial patient impact and create long-term value.”

First Quarter 2026 and Recent Significant Business Highlights

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the first quarter of $890 million and $20 million, respectively, together representing $910 million in total TTR net product revenues and 153% total TTR growth compared to Q1 2025.

•Today announced an update to the TRITON-CM Phase 3 study of nucresiran, an investigational next-generation TTR silencer, in patients with ATTR-CM.

◦Enrollment in the study is proceeding faster than anticipated. Consequently, the Company has decided to utilize a pre-specified protocol option to expand target enrollment from 1,250 to approximately 1,750 patients. While Alnylam is increasing the number of patients who will be enrolled in the trial, given the rapid pace of enrollment, the Company still expects to launch nucresiran, assuming positive data and regulatory approval, in ATTR-CM by 2030.

•Presented new analyses from the HELIOS-B Phase 3 clinical trial of vutrisiran in patients with ATTR-CM at the American College of Cardiology's Annual Scientific Session and Expo.
◦Vutrisiran improved health-related quality-of-life in patients with ATTR-CM relative to placebo, with the treatment effect corresponding to the difference observed in ATTR-CM patients more than 10 years apart in age.
◦Consistent treatment effects of vutrisiran were observed across the ATTR-CM disease spectrum, including patients with the most advanced disease and diastolic dysfunction.
◦Real-world data demonstrated high adherence to and persistence of quarterly HCP-administered dosing with vutrisiran.

•Announced new strategic efforts aimed at facilitating earlier diagnosis, coordinated care, and long-term patient impact in ATTR-CM.
◦Alnylam is partnering with Viz.ai to develop an AI-enabled ATTR-CM care pathway designed to assist in the identification of patients earlier in the course of disease and guide appropriate diagnostic evaluation and referral.
◦Alnylam is also supporting a national effort led by the American Heart Association which consists of a three-year initiative that will convene a 10-site cohort of multidisciplinary health systems in a national learning collaborative designed to identify gaps in care, share best practices, and scale effective models for diagnosing and managing ATTR-CM.

•Hosted a TTR Investor Webinar highlighting Alnylam's progress delivering for patients with ATTR-CM as well as the long-term growth and durability of the Company's flagship TTR franchise. A replay is available here.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the first quarter of $74 million and $51 million, respectively, together representing $126 million in total Rare net product revenues and 15% total Rare growth compared to Q1 2025.

Other Highlights

•Presented additional Phase 2 results for zilebesiran, in development for cardiovascular risk reduction in hypertension patients, including assessing the ability to provide continuous control of blood pressure, at the American College of Cardiology's Annual Scientific Session and Expo.
◦A comprehensive analysis of safety across the Phase 2 KARDIA program demonstrated an acceptable safety profile for zilebesiran, both as a monotherapy and in combination with standard-of-care antihypertensives, across patients with mild-to-moderate hypertension, those at high CV risk, or with lower eGFR at baseline.

•Initiated a Phase 1 clinical trial of ALN-2232, Alnylam's first adipose-targeted RNAi therapeutic, targeting ACVR1C for obesity and weight management.

•Alnylam's collaboration partner, Regeneron Pharmaceuticals, Inc., announced the submission of a New Drug Application (NDA) to the FDA for cemdisiran, an investigational RNAi therapeutic for adults with generalized myasthenia gravis. Additional global filings are planned for 2026.

Additional Business Updates

•Entered into a research collaboration with Tenaya Therapeutics to discover novel human genetic targets for the potential development of disease-modifying treatments for cardiovascular diseases.

•Announced a new multi-year agreement with Helix to drive precision medicine development, in which Alnylam will gain access to Helix's deeply phenotyped GenoSphereTM cohorts consisting of comprehensive genomic and longitudinal clinical data, and medical and pharmacy claims that cover a wide range of disease areas.

Key Upcoming Events

Alnylam will host its 10th RNAi Roundtable series later this year, at which Alnylam scientists and program leaders, as well as medical thought leaders, will discuss the progress and opportunity across key pipeline programs. A detailed schedule and registration information will be announced separately.

In the first half of 2026, Alnylam expects to:
•Complete enrollment in the cAPPricorn-1 Phase 2 clinical trial of mivelsiran in patients with cerebral amyloid angiopathy.
•Initiate a Phase 2 trial of mivelsiran in patients with Alzheimer’s disease.
•Initiate a Phase 2 clinical trial of ALN-6400 in a second bleeding disorder.

In the second half of 2026, Alnylam expects to announce clinical data from several pipeline programs, including:
•Results from Phase 1 and Phase 2 clinical trials of ALN-6400 in healthy volunteers and patients with hereditary hemorrhagic telangiectasia (HHT), respectively.
•Results from a Phase 1 clinical trial of ALN-HTT02 in patients with Huntington's disease.
•Results from a Phase 1 clinical trial of ALN-2232 in obesity and weight management.

Financial Results for the Quarter Ended March 31, 2026

	Three Months Ended March 31,		% Change
(In thousands, except per share amounts and percentages)	2026	2025
Total revenues	$1,167,175	$594,189	96%
GAAP Income from operations	$268,636	$18,077	*
Non-GAAP Income from operations	$338,790	$74,789	353%
GAAP Net income (loss)	$205,991	$(18,251)	**
Non-GAAP Net income	$273,038	$37,941	*
GAAP Net income (loss) per common share — basic	$1.55	$(0.14)	**
GAAP Net income (loss) per common share — diluted	$1.51	$(0.14)	**
Non-GAAP Net income per common share — basic	$2.05	$0.29	*
Non-GAAP Net income per common share — diluted	$1.99	$0.29	*
* Indicates the percentage change period over period is greater than 500%
** Not meaningful
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.

Revenue Summary

	Three Months Ended March 31,		% Change	% Change at CER*
(In thousands, except percentages)	2026	2025
Net product revenues:
AMVUTTRA	$889,931	$309,992	187%	183%
ONPATTRO	20,481	49,489	(59)%	(61)%
Total TTR net product revenues	910,412	359,481	153%	150%
GIVLAARI	74,394	66,968	11%	7%
OXLUMO	51,321	42,089	22%	13%
Total Rare net product revenues	125,715	109,057	15%	10%
Total net product revenues	1,036,127	468,538	121%	117%
Net revenues from collaborations:
Roche	35,641	17,056	109%	109%
Regeneron Pharmaceuticals	46,336	51,039	(9)%	(9)%
Other	98	31,090	(100)%	(100)%
Total net revenues from collaborations	82,075	99,185	(17)%	(17)%
Royalty revenue	48,973	26,466	85%	85%
Total revenues	$1,167,175	$594,189	96%	93%
* Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the three months ended March 31, 2025. CER is a non-GAAP financial measure.

Total Net Product Revenues
•Total net product revenues increased 121% and 117% at actual currency and CER, respectively, during the three months ended March 31, 2026, as compared to the same period in 2025, primarily due to growth from AMVUTTRA revenues driven by increased patient demand, mainly in patients with ATTR-CM in the U.S., which was partially offset by a decreased number of patients on ONPATTRO, and due to growth from an increased number of patients on GIVLAARI and OXLUMO.
Net Revenues from Collaborations
•Net revenues from collaborations decreased during the three months ended March 31, 2026, as compared to the same period in 2025, primarily driven by recognition of a $30 million payment in connection with the amendment to our agreement with Vir Biotechnology, Inc. in March 2025.
Royalty Revenue
•Royalty revenue increased during the three months ended March 31, 2026, as compared to the same period in 2025, due to increased volume and rate of royalties earned from global net sales of Leqvio by Novartis.
Operating Expense Summary

	Three Months Ended March 31,		% Change
(In thousands, except percentages)	2026	2025
Cost of goods sold	$207,520	$70,183	196%
% of net product revenues	20.0%	15.0%
Cost of collaborations and royalties	$3,602	$858	320%
GAAP Research and development expenses	$364,866	$265,122	38%
Non-GAAP Research and development expenses	$334,754	$241,324	39%
GAAP Selling, general and administrative expenses	$322,551	$239,949	34%
Non-GAAP Selling, general and administrative expenses	$282,509	$207,035	36%

Cost of Goods Sold
•Cost of goods sold as a percentage of net product revenues increased to 20% during the three months ended March 31, 2026, as compared to the same period in 2025, primarily as a result of increased sales of AMVUTTRA and an associated increase in the blended royalty rate payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses for the three months ended March 31, 2026 increased as compared to the same period in 2025, primarily due to increased clinical trial expenses for the ZENITH Phase 3 clinical trial of zilebesiran, the TRITON-CM Phase 3 clinical trial of nucresiran in patients with ATTR-CM and the TRITON-PN Phase 3 clinical trial of nucresiran in patients with hATTR-PN.
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses for the three months ended March 31, 2026 increased as compared to the same period in 2025, primarily due to higher employee compensation costs and increased marketing investment associated with the ongoing global commercial launch of AMVUTTRA in ATTR-CM.
Other Financial Highlights
Interest expense
•Interest expense for the three months ended March 31, 2026 of $69 million included interest of $40 million attributed to the liability related to the sale of future Leqvio royalties and $26 million attributed to the liabilities related to the vutrisiran and zilebesiran development funding.
Provision for income taxes
•During the three months ended March 31, 2026, we recorded a provision for income taxes of $16 million primarily related to U.S. state income taxes, utilization of Switzerland net deferred tax assets, as well as taxable income from jurisdictions in which we are subject to tax. We will utilize deferred tax assets in Switzerland to offset current cash tax liabilities and will continue to maintain a full valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $3.0 billion as of March 31, 2026, as compared to $2.9 billion as of December 31, 2025, with the increase primarily driven by net cash inflows from operating activities.
•Net cash provided by operating activities for the three months ended March 31, 2026 included $30 million of payments associated with the liability related to the sale of future Leqvio royalties recorded to interest expense, as well as $32 million of payments associated with the liabilities related to vutrisiran and zilebesiran development funding recorded to interest expense.
A reconciliation of our GAAP to non-GAAP financial results is included in the tables at the end of this press release.

2026 Financial Guidance
Full-year 2026 financial guidance is reiterated and consists of the following:

Total TTR net product revenues (AMVUTTRA, ONPATTRO)[1]	$4,400 million - $4,700 million
Total Rare net product revenues (GIVLAARI, OXLUMO)[1]	$500 million - $600 million
Total net product revenues[1]	$4,900 million - $5,300 million
Net product revenues growth vs. 2025 at currency exchange rates as of December 31, 2025[2]	64% to 77%
Net product revenues growth vs. 2025 at constant exchange rates[2]	64% to 77%
Net revenues from collaborations and royalties	$400 million - $500 million
Non-GAAP R&D and SG&A expenses[3]	$2,700 million - $2,800 million

[1] Full-year 2026 guidance utilizing currency exchange rates as of December 31, 2025: 1 EUR = 1.17 USD and 1 USD = 157 JPY
[2]Representing growth calculated as if the exchange rates had remained unchanged from those used in 2025, which is a non-GAAP financial measure
[3]Excludes $300 million - $400 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses, and realized and unrealized gains or losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized gains or losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.
Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss first quarter 2026 results as well as expectations for the future via conference call on Thursday, April 30, 2026, at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)

AMVUTTRA® (vutrisiran) is a transthyretin (TTR) silencer that delivers rapid knockdown of TTR at the source to address the underlying cause of transthyretin amyloidosis (ATTR). In a clinical study, AMVUTTRA rapidly knocked down TTR in as early as six weeks and decreased TTR levels by 87% with two and a half years of treatment. It is approved as a treatment for the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and for the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults in various countries, globally. Administered quarterly via subcutaneous injection, AMVUTTRA is the first and only silencer approved for the treatment of ATTR-CM and hATTR-PN. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal trial, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A trial, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 trial, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C trial, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) is a leading global biopharmaceutical company and the pioneer of the RNA interference (RNAi) revolution. The Company is focused on developing transformative therapies with the potential to prevent, halt, or reverse disease. For more than two decades, Alnylam has advanced the Nobel-prize-winning science of RNAi, delivering critical breakthroughs and six approved medicines. Alnylam has medicines available in more than 70 countries and a rapidly expanding and robust pipeline, in addition to consistently being recognized as an exceptional workplace and socially responsible organization. The Company is executing on its Alnylam 2030 strategy to accelerate innovation and scale impact to transform human health. For more information, please visit www.alnylam.com or follow Alnylam on X, LinkedIn, Facebook, Instagram, or YouTube.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding the potential long-term growth and durability of Alnylam’s TTR franchise; the potential for AMVUTTRA to be used as a first-line treatment for ATTR-CM; Alnylam’s ability to achieve the goals in its Alnylam 2030 strategy, including to achieve global TTR leadership, drive growth through innovation, and scale with financial discipline; the number of patients who will be enrolled in the TRITON-CM clinical trial; the timing of completion and the potential success of the TRITON-CM trial; the potential for Alnylam to launch nucresiran in ATTR-CM by 2030; the timing of the initiation, completion of enrollment in, or announcement of results from, any of Alnylam’s clinical trials; the potential for programs in Alnylam’s pipeline to achieve clinical de-risking events during 2026 or at any other time; the potential for any of Alnylam’s collaborations to achieve the goals for which they were established; and Alnylam’s projected commercial and financial performance, including the expected range for 2026 of TTR net product revenues, Rare net product revenues, total net product revenues, net revenues from collaborations and royalties, and non-GAAP R&D and SG&A expenses, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam 2030” strategy; Alnylam’s ability to successfully launch, market and sell Alnylam’s approved products globally, including AMVUTTRA; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; delays, interruptions or failures in the manufacture and supply of Alnylam’s marketed products or its product candidates; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation and government investigations; the risk of future litigation and government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-

Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,710,779	$1,657,250
Marketable debt securities	1,298,444	1,251,234
Accounts receivable, net	883,957	777,567
Inventory	84,025	82,719
Prepaid expenses and other current assets	242,103	281,892
Total current assets	4,219,308	4,050,662
Property, plant and equipment, net	518,257	513,147
Operating lease right-of-use assets	189,299	194,916
Deferred tax assets	116,960	125,975
Restricted investments	22,170	22,170
Other assets	63,553	59,461
Total assets	$5,129,547	$4,966,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$126,628	$115,721
Accrued expenses	946,485	1,080,197
Operating lease liabilities	45,661	45,518
Deferred revenue	3,213	4,845
Liabilities related to the sale of future royalties and development funding	227,488	220,068
Total current liabilities	1,349,475	1,466,349
Operating lease liabilities, net of current portion	218,025	225,087
Convertible debt	1,009,372	1,007,784
Liabilities related to the sale of future royalties and development funding, net of current portion	1,469,684	1,470,341
Other liabilities	7,611	7,594
Total liabilities	4,054,167	4,177,155
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 133,444 shares issued and outstanding as of March 31, 2026; 132,376 shares issued and outstanding as of December 31, 2025	1,334	1,324
Additional paid-in capital	7,595,473	7,510,473
Accumulated other comprehensive loss	(24,894)	(20,097)
Accumulated deficit	(6,496,533)	(6,702,524)
Total stockholders' equity	1,075,380	789,176
Total liabilities and stockholders' equity	$5,129,547	$4,966,331

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Statements of Operations
Revenues:
Net product revenues	$1,036,127	$468,538
Net revenues from collaborations	82,075	99,185
Royalty revenue	48,973	26,466
Total revenues	1,167,175	594,189
Operating costs and expenses:
Cost of goods sold	207,520	70,183
Cost of collaborations and royalties	3,602	858
Research and development	364,866	265,122
Selling, general and administrative	322,551	239,949
Total operating costs and expenses	898,539	576,112
Income from operations	268,636	18,077
Other (expense) income:
Interest expense	(69,286)	(58,309)
Interest income	26,598	28,673
Other (expense) income, net	(4,295)	9,191
Total other expense, net	(46,983)	(20,445)
Income (loss) before income taxes	221,653	(2,368)
Provision for income taxes	(15,662)	(15,883)
Net income (loss)	$205,991	$(18,251)

Net income (loss) per common share — basic	$1.55	$(0.14)
Net income (loss) per common share — diluted	$1.51	$(0.14)

Weighted-average common shares — basic	132,893	129,676
Weighted-average common shares — diluted	138,226	129,676

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Reconciliation of GAAP to Non-GAAP Research and development expenses:
GAAP Research and development expenses	$364,866	$265,122
Less: Stock-based compensation expenses	(30,112)	(23,798)
Non-GAAP Research and development expenses	$334,754	$241,324

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	$322,551	$239,949
Less: Stock-based compensation expenses	(40,042)	(32,914)
Non-GAAP Selling, general and administrative expenses	$282,509	$207,035

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP Income from operations	$268,636	$18,077
Add: Stock-based compensation expenses	70,154	56,712
Non-GAAP Operating income	$338,790	$74,789

Reconciliation of GAAP to Non-GAAP Net income (loss):
GAAP Net income (loss)	$205,991	$(18,251)
Add: Stock-based compensation expenses	70,154	56,712
Add: Realized and unrealized loss on marketable equity securities	—	956
Less: Income tax effect of GAAP to non-GAAP reconciling items	(3,107)	(1,476)
Non-GAAP Net income	$273,038	$37,941

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - basic:
GAAP Net income (loss) per common share — basic	$1.55	$(0.14)
Add: Stock-based compensation expenses	0.53	0.44
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	(0.01)
Non-GAAP Net income per common share — basic	$2.05	$0.29

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - diluted:
GAAP Net income (loss) per common share - diluted	$1.51	$(0.14)
Add: Stock-based compensation expenses	0.51	0.43
Add: Realized and unrealized loss on marketable equity securities	—	0.01
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.02)	(0.01)
Non-GAAP Net income per common share - diluted*	$1.99	$0.29
*Non-GAAP Net income per common share - diluted is calculated by dividing the non-GAAP net income by the weighted-average number of common shares and dilutive potential common share equivalents outstanding during the period. The dilutive weighted-average common shares outstanding for the three months ended March 31, 2026 and 2025 would be 138,226 and 132,726 thousand shares, respectively.

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

March 31, 2026
Three Months Ended
AMVUTTRA net product revenue growth, as reported	187%
Add: Impact of foreign currency translation	(4)
AMVUTTRA net product revenue growth at constant currency	183%

ONPATTRO net product revenue growth, as reported	(59)%
Add: Impact of foreign currency translation	(2)
ONPATTRO net product revenue growth at constant currency	(61)%

Total TTR net product revenue growth, as reported	153%
Add: Impact of foreign currency translation	(3)
Total TTR net product revenue growth at constant currency	150%

GIVLAARI net product revenue growth, as reported	11%
Add: Impact of foreign currency translation	(4)
GIVLAARI net product revenue growth at constant currency	7%

OXLUMO net product revenue growth, as reported	22%
Add: Impact of foreign currency translation	(9)
OXLUMO net product revenue growth at constant currency	13%

Total Rare net product revenue growth, as reported	15%
Add: Impact of foreign currency translation	(5)
Total Rare net product revenue growth at constant currency	10%

Total net product revenue growth, as reported	121%
Add: Impact of foreign currency translation	(4)
Total net product revenue growth at constant currency	117%

Total revenue growth, as reported	96%
Add: Impact of foreign currency translation	(3)
Total revenue growth at constant currency	93%